EXHIBIT 10.1

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of January 25, 2026, is by and among IonQ, Inc., a Delaware corporation (“Parent”), Iris Merger Subsidiary 1 Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary 1”), Iris Merger Subsidiary 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Subsidiary 2” and together with Merger Subsidiary 1, the “Merger Subsidiaries”), and SkyWater Technology, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, the Company, Parent, Merger Subsidiary 1 and Merger Subsidiary 2 are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, the Company has informed Parent and each Stockholder that the Company and the Board of Directors of the Company have, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions on transactions with an “interested stockholder” of the Company within the meaning of (i) Section 203 of the DGCL and (ii) any other “takeover” law are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby (the “Takeover Approval”);

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock (collectively, the “Shares”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the Shares owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such Shares, or other similar transaction, or upon exercise or conversion of any securities (including any Company Options, RSUs, shares of Company Common Stock issued pursuant to the ESPP or any other equity awards), such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Parent and the Merger Subsidiaries to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Mergers, Parent, the Merger Subsidiaries, the Company and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of Parent and the Merger Subsidiaries is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a) “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction with respect to such security that has or reasonably would be expected to have the effect of transferring, or reallocating to a third party, or otherwise limiting, the economic benefits and risks of ownership of such security.

(b) “Voting Agreement Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of this Agreement by mutual written consent of Parent and the Stockholders, (iii) the public announcement by the Company that the Board of Directors of the Company has withdrawn, modified or qualified, in any matter adverse to Parent, the Company Recommendation, (iv) the termination of the Merger Agreement in accordance with its terms or (v) an Adverse Amendment.

(c) A person shall be deemed to have effected a “Transfer” of a security if such person, whether voluntarily or involuntarily, directly or indirectly (i) sells, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) such security or any interest in such security, (ii) creates any pledge, lien, charge, mortgage, encumbrance, hypothecation or security interest of any kind or nature whatsoever on such security (other than, in each case, (x) those created by this Agreement and (y) those arising under applicable securities or community property laws), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, any direct or indirect transfer of equity or other interests in a Stockholder by its equityholders shall not constitute a “Transfer.” A “Transfer” shall not be deemed to have occurred in connection with the foreclosure of any pledge of Shares existing on the date of this Agreement.

2. Transfer Restrictions. From the date of this Agreement until the Voting Agreement Termination Date, each Stockholder agrees not to Transfer (or cause or knowingly permit the Transfer of) any of the Covered Shares; provided, however, that any Stockholder may Transfer any Covered Shares (i) to any other Stockholder; (ii) to any affiliate of such Stockholder; (iii) to any charitable foundation or organization, including donor advised funds; (iv) if such Stockholder is an individual, to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family; (v) if such Stockholder is not an individual, to one or more persons who is an equityholder, trustee, beneficiary, partner, or member of Stockholder; (vi) in connection with the settlement, exercise, termination or vesting of Company Options or RSUs held by a Stockholder in order to (1) pay, as applicable, the exercise price of such Company Options (including on a “net settlement” basis) or (2) satisfy Taxes or Tax withholding obligations applicable thereto or to any RSUs; (vii) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act in effect as of the date hereof; or (viii) to the extent required by any non-consensual judgment, by divorce decree or by will, intestacy or other similar applicable law; provided, further, however, that in each case of clauses (i), (ii), (iii), (iv) or (v) only if the transferee of such Covered Shares evidences in writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and be subject to the terms and provisions of this Agreement to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever.

3. Agreement to Vote.

(a) From the date of this Agreement until the Voting Agreement Termination Date, subject to the terms of this Agreement and the Takeover Approval, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof), each Stockholder shall vote, and shall cause or direct to be voted, all of such Stockholder’s Covered Shares, as applicable:

(i) in favor of the adoption of the Merger Agreement, the Mergers and each of the transactions contemplated by the Merger Agreement in respect of which a holder of the Covered Shares is entitled to vote;

(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Company Stockholder Approval on the date on which such meeting is held; and

(iii) against (A) any Acquisition Proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger; and.

(iv) in favor of any other matter or action necessary for the consummation of the Merger.

(b) From the date of this Agreement until the Voting Agreement Termination Date, each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum.

(c) Notwithstanding anything in this Agreement to the contrary, (i) each Stockholder shall remain free to vote (or execute proxies with respect to) the Covered Shares with respect to any matter not covered by Section 3(a) in any manner that such Stockholder deems appropriate, (ii) Section 3 shall not require any Stockholder to appear (in person or by proxy) or vote (or cause to be voted) any of its Covered Shares to amend, modify or waive any provision of the Merger Agreement without the consent of such Stockholder, in any such case, in a manner that (A) reduces the amount or changes the form of the Merger Consideration payable or (B) imposes any express material restrictions on or express additional material conditions on the payment of the Merger Consideration (each of the foregoing clauses (A) and (B), an “Adverse Amendment”) and (iii) if at any time following the date of this Agreement and prior to the Voting Agreement Termination Date, a governmental body of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting a Stockholder from taking any action pursuant to Section 3 of this Agreement, then the obligations of such Stockholder to take such action shall be of no force and effect for so long as such order is in effect and solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action.

4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:

(a) Power; Organization; Binding Agreement; Company Board Approval. Such Stockholder has full corporate, limited liability company, limited liability partnership or similar equivalent power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the applicable law of its jurisdiction of formation (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept). This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Parent, the Merger Subsidiaries and the Company, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by Creditors’ Rights.

(b) No Conflicts. Except as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or the Merger Subsidiaries in connection with the Merger Agreement and the Transactions are obtained or made, none of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (other than those created by this Agreement) on any of the assets or properties of such Stockholder, (iii) violate any applicable law or order or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder.

(c) Ownership of Covered Shares. Such Stockholder is, as of the date hereof, the record or beneficial owner of such Stockholder’s Covered Shares. All of such Stockholder’s Covered Shares are free and clear of any pledges (other than pledges existing as of the date of this Agreement that would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder), liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than (x) those created by this Agreement, (y) those arising under applicable securities or community property laws or (z) as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder). As of the date of this Agreement, other than the Owned Shares, such Stockholder does not own beneficially or of record any shares of capital stock or voting securities of the Company.

(d) Voting Power. Such Stockholder has, either on a sole basis or on a shared basis with other Stockholders, the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of such Stockholder’s Covered Shares, subject to applicable federal securities laws and those restrictions arising under the terms of this Agreement.

(e) Reliance by Parent and the Merger Subsidiaries. Such Stockholder understands and acknowledges that each of Parent, Merger Subsidiary 1 and Merger Subsidiary 2 is entering into the Merger Agreement in reliance on such Stockholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.

(g) No Inconsistent Agreements. Except as contemplated by this Agreement, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

(h) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge such Stockholder, threatened against or otherwise affecting such Stockholder, in such Stockholder’s capacity as such, or any of its, his or her properties or assets (including the Covered Shares) that would reasonably be expected to prevent, materially impair or materially delay the performance of such Stockholder’s obligations pursuant to this Agreement.

5. Representations and Warranties of Parent and the Merger Subsidiaries. Each of Parent and each Merger Subsidiary hereby represents and warrants to the Stockholders as follows:

(a) The execution, delivery and performance by Parent and each Merger Subsidiary of this Agreement and the consummation by Parent and the Merger Subsidiaries of the transactions contemplated hereby are within the corporate powers, or company powers (as applicable), of Parent and the Merger Subsidiaries and have been duly authorized by all necessary corporate action or company action, as applicable. This Agreement constitutes a valid and binding agreement of Parent and the Merger Subsidiaries, enforceable against Parent and the Merger Subsidiaries in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

(b) Parent and the Merger Subsidiaries acknowledge and agree that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates (other than, if applicable and solely to the extent considered an affiliate of such Stockholder, the Company and its Subsidiaries pursuant to the Merger Agreement) is making any representations or warranties to Parent and the Merger Subsidiaries with respect to such Stockholder or any of his, her or its affiliates, the Merger Agreement or any other matter. Parent and the Merger Subsidiaries hereby specifically disclaim reliance upon any representations or warranties of any Stockholder or any of his, her or its affiliates (other than, if applicable and solely to the extent considered an affiliate of such Stockholder, the Company and its Subsidiaries pursuant to the Merger Agreement), other than the representations expressly set forth in this Agreement.

6. Representations and Warranties of Company. The Company hereby represents and warrants to the Stockholders as follows:

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

(b) The Company acknowledges and agrees that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to the Company with respect to such Stockholder or any of his, her or its affiliates, the Merger Agreement or any other matter. The Company hereby specifically disclaims reliance upon any representations or warranties of any Stockholder or any of his, her or its affiliates, other than the representations expressly set forth in this Agreement.

7. Certain Restrictions.

(a) No Stockholder shall, from the date of this Agreement until the Voting Agreement Termination Date, take any action that would make any of its representations or warranties contained herein untrue or incorrect in any material respect or that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder.

(b) Each Stockholder hereby agrees not to commence or voluntarily participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, Merger Subsidiary 1, Merger Subsidiary 2 or any of their respective successors (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Mergers) or (ii) alleging a breach of any fiduciary duty of any member of the Board of Directors of the Company or officer of the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that the foregoing shall not limit any actions taken by a Stockholder in response to any claims commenced against such Stockholder or any of his, her or its affiliates or representatives; provided, further that this Section 7(b) shall not limit or impair the rights or obligations of any party under the Merger Agreement (including the right of the Company Board to effect a Company Change in the Company recommendation to the extent expressly permitted under Section 5.2 of the Merger Agreement or the right of the Company to terminate the Merger Agreement to the extent expressly permitted under Section 9.1(f) of the Merger Agreement) or be deemed to be a waiver of any rights of a Stockholder or any of his, her or its affiliates or representatives for any breach of (A) this Agreement, (B) the Merger Agreement or (C) any other Contract by and between such Stockholder or any of his, her or its affiliates or representatives, on the one hand, and any of Parent, the Company or their respective Subsidiaries or affiliates, on the other hand.

(c) Each Stockholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document Parent or the Company determines to be necessary or desirable (it being understood that the names of individuals party to this Agreement will not be disclosed unless required by applicable law) in connection with the Merger and any transactions related thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

(d) From the date hereof until the Voting Agreement Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by such Stockholders shall be deemed amended accordingly, and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify the Company and Parent of any such event.

8. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable law.

9. Spousal Consent. If a Stockholder is a married individual, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.

10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Voting Agreement Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to impose stop orders to prevent the Transfer of any of the Covered Shares in violation of this Agreement.

11. Termination. This Agreement, and all rights, obligations and liabilities of the parties hereunder, shall automatically terminate without further action and shall have no further force or effect as of the Voting Agreement Termination Date; provided, that this Section 11 and Section 12 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement relieves any party hereto from liability, or otherwise limits the liability of any party hereto, for any willful and material breach of this Agreement that occurred prior to such termination.

12. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(b) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that any Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve any Merger Subsidiary of its obligations hereunder.

(c) Amendment and Modification; Waiver. This Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or in equity.

(d) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that, (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof and (ii) the right specific enforcement is an integral part of this Agreement and the transactions contemplated hereby and without that right, none of the Stockholders, the Company, Parent or either Merger Subsidiary would have entered into this Agreement. It is explicitly agreed that Parent shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing each Stockholder’s obligations hereunder.

(e) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) or, if emailed, on the date transmitted (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 12(e)):

if to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy to:

Dorsey & Whitney LLP

50 S. Sixth Street; Suite 1500

Minneapolis, MN 55402

Attention:	Jonathan A. Van Horn

Email:	[***]

if to the Company, to:

SkyWater Technology, Inc.

2401 East 86th Street

Bloomington, MN 55425

Attention:	Chris Hilberg

Email:	[***]

with a copy to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention:	John K. Wilson; Mark T. Plichta

Email:	[***]; [***]

if to Parent or the Merger Subsidiaries, to:

IonQ, Inc.

4505 Campus Drive, Inc.

College Park, MD 20740

Attention:	Paul T. Dacier

Email:	[***]

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:	Rob Kindler; Chelsea N. Darnell

Email: [***]; [***]

Any notice, request, demand, claim or other communication delivered, given or otherwise provided under this Agreement shall, if sent by electronic mail, expressly state in the subject line thereof, “NOTICE UNDER SHIELD VOTING AGREEMENT.”

(f) No Agreement Until Executed; No Ownership Interest. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, the Transactions and this Agreement, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent or any Merger Subsidiary any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to each applicable Stockholder, and none of Parent, any Merger Subsidiary or the Company shall have any authority to exercise any power or authority to direct such Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

(g) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(i) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Delaware Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Court in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12(e) shall be deemed effective service of process on such party when deemed given pursuant to Section 12(e); provided that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law.

(j) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement or any agreement referenced therein.

(l) Interpretation. Section 10.14 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(m) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

13. Action in Capacity as a Stockholder. Notwithstanding anything to the contrary in this Agreement, nothing herein shall limit or restrict any Stockholder who serves as a director of the Company from acting or refraining from acting solely in such capacity. Any such Stockholder executes this Agreement solely in such Stockholder’s capacity as a holder of Covered Shares, and nothing herein shall limit or affect any actions taken in such Stockholder’s capacity as a director of the Company, including complying with or exercising such Stockholder’s fiduciary duties as a member of the Company Board. For the avoidance of doubt, the foregoing shall not limit, restrict or excuse any obligation of any Stockholder hereunder in its capacity as a holder of Covered Shares.

14. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a.pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IONQ, INC.

/s/ Niccolo M. de Masi
Name: Niccolo M. de Masi
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IRIS MERGER SUBSIDIARY 1 INC.

/s/ Tyler Rosenbaum
Name: Tyler Rosenbaum
Title: President

IRIS MERGER SUBSIDIARY 2 LLC

/s/ Tyler Rosenbaum
Name: Tyler Rosenbaum
Title: President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SKYWATER TECHNOLOGY, INC.

/s/ Thomas Sonderman
Name: Thomas Sonderman
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CMI OXBOW PARTNERS, LLC

By: Oxbow Industries, LLC, its Managing Member

/s/ Loren A. Unterseher
Name: Loren A. Unterseher
Title: President

OXBOW INDUSTRIES, LLC

/s/ Loren A. Unterseher
Name: Loren A. Unterseher
Title: President

LOREN A. UNTERSEHER

/s/ Loren A. Unterseher
Loren A. Unterseher

[Signature Page to Voting Agreement]

Schedule A

Stockholder Name	Shares of Company Common Stock Owned of Record(a)	Shares of Company Common Stock Beneficially Owned(a)
CMI Oxbow Partners, LLC	—	4,487,394
Oxbow Industries, LLC	—	4,487,397	(b)
Loren A. Unterseher	—	9,663,895	(b)(c)

Address for Stockholders (prior to or on January 31, 2026):

c/o Oxbow Industries, LLC

4450 Excelsior Boulevard, Suite 440

Minneapolis, MN 55416

Attention: Loren A. Unterseher

Email: [***]

Address for Stockholders (on or after February 1, 2026):

c/o Oxbow Industries, LLC

Golden Hills Office Center

701 Xenia Avenue South, Suite 600

Golden Valley, MN 55416

Attention: Loren A. Unterseher

Email: [***]

(a)

If any additional shares of Company Common Stock are owned by any of the Stockholders as of the date of this Agreement, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A. Amounts listed in this Schedule A do not include equity awards held by the applicable person or entity that are exercisable for or convertible into Shares at any time.

(b)	Includes 4,487,394 shares held by CMI Oxbow Partners, LLC.

(c)

Includes 3 shares held by Oxbow Industries, LLC, and excludes 11,428 shares of Company Common Stock underlying Restricted Stock Units scheduled to vest on the date immediately preceding the Company’s next annual meeting of stockholders.

Schedule B

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of: __________________ and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of January 25, 2026, by and among IonQ, Inc., a Delaware corporation (“Parent”), Iris Merger Subsidiary 1 Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, Iris Merger Subsidiary 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent, and SkyWater Technology, Inc., a Delaware corporation, the undersigned’s spouse and the other persons listed on Schedule A to the Agreement who are signatories thereto. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of the undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:
Name: